News Release

AMERIS BANCORP ANNOUNCES SECOND QUARTER 2025 FINANCIAL RESULTS

Highlights of Ameris’s results for the second quarter of 2025 include the following:
•Net income of $109.8 million, or $1.60 per diluted share
•Return on average assets of 1.65%
•Return on average tangible common equity(1) of 15.82%
•Tangible book value(1) growth of $1.54 per share, or 15.5% annualized, to $41.32 at June 30, 2025
•TCE ratio(1) increased to 11.09%, compared with 9.72% one year ago
•Net interest margin (TE) expansion of 4bps to 3.77% for the second quarter of 2025
•Efficiency ratio improved to 51.63%
•Growth in total revenue of $14.9 million, or 20.9% annualized, from first quarter of 2025
•Growth in average earning assets of $564.3 million, or 9.3% annualized
•Loan growth of $334.9 million, or 6.5% annualized
•Continued growth in noninterest-bearing deposits, now representing 31.0% of total deposits
•Annualized net charge-offs improved to 0.14% of average total loans

ATLANTA, GA, July 28, 2025 - Ameris Bancorp (NYSE: ABCB) (the “Company”) today reported net income of $109.8 million, or $1.60 per diluted share, for the quarter ended June 30, 2025, compared with $90.8 million, or $1.32 per diluted share, for the quarter ended June 30, 2024.

For the year-to-date period ending June 30, 2025, the Company reported net income of $197.8 million, or $2.87 per diluted share, compared with $165.1 million, or $2.39 per diluted share, for the same period in 2024.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “Our second quarter results underscore the strength, consistency, and long-term value of the Ameris franchise. We delivered above-peer profitability, with a return on assets of 1.65% and a return on tangible common equity of 15.82%. Tangible book value per share - one of our long-standing strategic priorities - grew at a 15.5% annualized rate to surpass $41. Other key performance indicators, including our net interest margin, allowance coverage ratio, and efficiency ratio, remain among the best in the industry. Backed by a strong balance sheet and a proven ability to execute, we are well positioned to capitalize on growth opportunities across our Southeast footprint and drive continued success through the remainder of 2025 and beyond.”
Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis (TE) grew to $232.7 million in the second quarter of 2025, an increase of $10.0 million, or 4.5%, from last quarter and an increase of $19.9 million, or 9.3%, compared with the second quarter of 2024. The Company's average earning assets increased during the quarter by $564.3 million, or 9.3% annualized, due to a $308.0 million increase in average portfolio loans outstanding, a $165.2 million increase in average loans held for sale during the quarter and a $119.3 million increase in the average balance of investment securities.

The Company's net interest margin expanded to 3.77% for the second quarter of 2025, a four basis point increase from 3.73% reported for the first quarter of 2025 and a 19 basis point improvement from the 3.58% reported for the second quarter of 2024.

Yields on earning assets increased three basis points during the quarter to 5.64%, compared with 5.61% in the first quarter of 2025. This increase is primarily related to a 17 basis point increase in yield on taxable securities and a three basis point increase in yield on portfolio loans during the second quarter of 2025.

The Company’s total cost of funds was stable at 2.06% in the second quarter of 2025, when compared with the first quarter of 2025, and improved 42 basis points compared with the second quarter of 2024. Deposit costs decreased three basis points during the second quarter of 2025 to 1.95%, compared with 1.98% in the first quarter of 2025. Costs of interest-bearing deposits during the quarter were 2.83%, unchanged from the first quarter of 2025.

Noninterest Income
Noninterest income increased $4.9 million, or 7.6%, in the second quarter of 2025 to $68.9 million, compared with $64.0 million for the first quarter of 2025. The increase was primarily driven by mortgage banking activity, which increased $4.0 million, or 11.3%, to $39.2 million in the second quarter of 2025, compared with $35.3 million for the first quarter of 2025. Total production in the retail mortgage division increased $334.9 million, or 35.9%, to $1.27 billion in the second quarter of 2025, compared with $933.0 million for the first quarter of 2025. The retail mortgage open pipeline was $719.1 million at the end of the second quarter of 2025, compared with $771.6 million for the first quarter of 2025. Gain on sale spreads increased to 2.22% in the second quarter of 2025 from 2.17% for the first quarter of 2025. Other noninterest income increased $678,000, or 8.7%, in the second quarter of 2025 to $8.5 million, compared with $7.8 million for the first quarter of 2025.

Noninterest Expense
Noninterest expense increased $4.3 million, or 2.8%, to $155.3 million during the second quarter of 2025, compared with $151.0 million for the first quarter of 2025. Salaries and employee benefits increased $2.7 million, or 3.1%, during the second quarter of 2025 primarily due to variable compensation related to mortgage production and annual merit increases, partially offset by seasonal declines in payroll taxes. Advertising and marketing expenses increased $862,000 resulting from targeted ad campaigns during the quarter. Management continues to focus on operating efficiency, and the efficiency ratio improved to 51.63% in the second quarter of 2025, compared with 52.83% in the first quarter of 2025 and 51.68% in the second quarter of 2024.

Income Tax Expense
The Company's effective tax rate for the second quarter of 2025 was 23.0%, compared with 22.1% for the first quarter of 2025. The increased rate resulted primarily from a reduction in excess benefits from the vesting of equity compensation awards and the impact of enacted state tax changes during the second quarter.

Balance Sheet Trends
Total assets at June 30, 2025 were $26.68 billion, compared with $26.51 billion at March 31, 2025 and $26.26 billion at December 31, 2024. During the second quarter of 2025, loans, net of unearned income, increased by $334.9 million, or 6.5% annualized, to end at $21.04 billion at June 30, 2025, compared with $20.71 billion at March 31, 2025 and $20.74 billion at December 31, 2024. Loans held for sale increased to $544.1 million at June 30, 2025 from $528.6 million at December 31, 2024. Debt securities available-for-sale amounted to $1.87 billion, compared with $1.94 billion at March 31, 2025 and $1.67 billion at December 31, 2024.

At June 30, 2025, total deposits amounted to $21.93 billion, compared with $21.72 billion at December 31, 2024. During the second quarter of 2025, deposits grew $20.3 million, with noninterest-bearing accounts increasing $55.7 million, brokered CDs increasing $81.8 million and interest-bearing demand accounts increasing $13.0 million, with such increases offset by decreases in retail CDs of $77.4 million, money market accounts of $38.6 million and savings accounts of $14.2 million. Noninterest-bearing accounts as a percentage of total deposits increased, such that at June 30, 2025, noninterest-bearing deposit accounts represented $6.80 billion, or 31.0% of total deposits, compared with $6.50 billion, or 29.9% of total deposits, at December 31, 2024.

Shareholders’ equity at June 30, 2025 totaled $3.92 billion, an increase of $166.2 million, or 4.4%, from December 31, 2024. The increase in shareholders’ equity was primarily the result of earnings of $197.8 million during the first six months of 2025 and an improvement in other comprehensive loss of $23.2 million resulting from changes in interest rates on the Company's investment portfolio, partially offset by dividends declared and share repurchases. Tangible book value per share(1) increased $2.73 per share, or 14.3% annualized, during the first six months of 2025 to $41.32 at June 30, 2025. Tangible common equity as a percentage of tangible assets was 11.09% at June 30, 2025, compared with 10.59% at the end of 2024. The Company repurchased 212,472 shares in the quarter ending June 30, 2025.

Subordinated Debt

In July 2025, the Company notified holders of its 5.875% Fixed-To-Floating Rate Subordinated Notes due 2030 that it would be redeeming the notes in full at the September 1, 2025 interest payment date. These notes, which currently total $74 million outstanding, bear interest at 8.22% and will be redeemed at par.

Credit Quality
During the second quarter of 2025, the Company recorded a provision for credit losses of $2.8 million, compared with a provision of $21.9 million in the first quarter of 2025. The allowance for credit losses on loans was 1.62% of loans at June 30, 2025, compared with 1.63% at the end of 2024. Nonperforming assets as a percentage of total assets decreased eight basis points to 0.36% during the quarter. Approximately $11.7 million, or 12.1%, of the nonperforming assets at June 30, 2025 were GNMA-guaranteed mortgage loans, which have minimal loss exposure. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets decreased six basis points to 0.32% at June 30, 2025, compared with 0.38% at the end of the first quarter of 2025. The net charge-off ratio was 14 basis points for the second quarter of 2025, compared with 18 basis points in the first quarter of 2025.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Tuesday, July 29, 2025, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until August 5, 2025. To listen to the replay, dial 1-877-344-7529. The conference replay access code is 6141708. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp
Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates financial centers in five southeastern states and also serves consumer and business customers nationwide through select lending channels. Ameris manages $26.7 billion in assets as of June 30, 2025, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on current expectations and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behavior of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeover; the success and timing of our business strategies and plans; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

For more information, contact:
Brady Gailey
Executive Director of Corporate Development
(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2025	2025	2024	2024	2024	2025	2024
EARNINGS
Net income	$109,834	$87,935	$94,376	$99,212	$90,785	$197,769	$165,097
Adjusted net income(1)	$109,444	$88,044	$95,078	$95,187	$80,763	$197,488	$156,375

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$1.60	$1.28	$1.37	$1.44	$1.32	$2.88	$2.40
Diluted	$1.60	$1.27	$1.37	$1.44	$1.32	$2.87	$2.39
Adjusted diluted EPS(1)	$1.59	$1.28	$1.38	$1.38	$1.17	$2.87	$2.27
Cash dividends per share	$0.20	$0.20	$0.15	$0.15	$0.15	$0.40	$0.30
Book value per share (period end)	$57.02	$55.49	$54.32	$53.30	$51.64	$57.02	$51.64
Tangible book value per share (period end)(1)	$41.32	$39.78	$38.59	$37.51	$35.79	$41.32	$35.79
Weighted average number of shares
Basic	68,594,608	68,785,458	68,799,464	68,798,093	68,824,150	68,689,506	68,818,618
Diluted	68,796,577	69,030,331	69,128,946	69,066,298	69,013,834	68,912,750	69,010,010
Period end number of shares	68,711,043	68,910,924	69,068,609	69,067,019	69,066,573	68,711,043	69,066,573
Market data
High intraday price	$65.43	$68.85	$74.56	$65.40	$51.18	$68.85	$53.99
Low intraday price	$48.27	$55.32	$59.12	$48.21	$44.23	$48.27	$44.00
Period end closing price	$64.70	$57.57	$62.57	$62.39	$50.35	$64.70	$50.35
Average daily volume	416,355	430,737	384,406	379,896	301,784	423,428	353,985

PERFORMANCE RATIOS
Return on average assets	1.65%	1.36%	1.42%	1.49%	1.41%	1.51%	1.30%
Adjusted return on average assets(1)	1.64%	1.36%	1.43%	1.43%	1.25%	1.50%	1.23%
Return on average common equity	11.40%	9.39%	10.09%	10.91%	10.34%	10.41%	9.49%
Adjusted return on average tangible common equity(1)	15.76%	13.16%	14.37%	14.99%	13.35%	14.48%	13.12%
Earning asset yield (TE)	5.64%	5.61%	5.67%	5.81%	5.86%	5.63%	5.79%
Total cost of funds	2.06%	2.06%	2.22%	2.50%	2.48%	2.06%	2.44%
Net interest margin (TE)	3.77%	3.73%	3.64%	3.51%	3.58%	3.75%	3.54%
Efficiency ratio	51.63%	52.83%	52.26%	53.49%	51.68%	52.22%	53.54%
Adjusted efficiency ratio (TE)(1)	51.58%	52.62%	51.82%	54.25%	55.00%	52.09%	54.79%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	14.68%	14.42%	14.28%	13.94%	13.45%	14.68%	13.45%
Tangible common equity to tangible assets(1)	11.09%	10.78%	10.59%	10.24%	9.72%	11.09%	9.72%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,036	2,045	2,021	2,056	2,073	2,036	2,073
Retail Mortgage Division	550	577	585	592	595	550	595
Warehouse Lending Division	8	7	8	9	9	8	9
Premium Finance Division	78	81	77	76	74	78	74
Total Ameris Bancorp FTE headcount	2,672	2,710	2,691	2,733	2,751	2,672	2,751

Branch locations	164	164	164	164	164	164	164
Deposits per branch location	$133,736	$133,612	$132,454	$133,410	$130,757	$133,736	$130,757
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2025	2025	2024	2024	2024	2025	2024
Interest income
Interest and fees on loans	$315,893	$304,168	$318,843	$325,622	$317,664	$620,061	$621,057
Interest on taxable securities	20,696	18,492	15,923	15,555	16,948	39,188	30,040
Interest on nontaxable securities	334	329	337	336	335	663	665
Interest on deposits in other banks	10,715	10,789	11,260	13,633	12,376	21,504	25,013
Total interest income	347,638	333,778	346,363	355,146	347,323	681,416	676,775

Interest expense
Interest on deposits	106,796	105,215	115,556	129,698	121,245	212,011	239,419
Interest on other borrowings	9,029	6,724	8,986	11,388	14,157	15,753	24,047
Total interest expense	115,825	111,939	124,542	141,086	135,402	227,764	263,466

Net interest income	231,813	221,839	221,821	214,060	211,921	453,652	413,309

Provision for loan losses	3,110	16,519	12,657	6,313	25,348	19,629	50,871
Provision for unfunded commitments	(335)	5,373	148	(204)	(6,570)	5,038	(10,992)
Provision for other credit losses	(3)	—	3	(2)	(5)	(3)	(1)
Provision for credit losses	2,772	21,892	12,808	6,107	18,773	24,664	39,878
Net interest income after provision for credit losses	229,041	199,947	209,013	207,953	193,148	428,988	373,431

Noninterest income
Service charges on deposit accounts	13,493	13,133	13,544	12,918	12,672	26,626	24,431
Mortgage banking activity	39,221	35,254	36,699	37,947	46,399	74,475	85,829
Other service charges, commissions and fees	1,158	1,109	1,182	1,163	1,211	2,267	2,413
Gain (loss) on securities	—	40	(16)	(8)	12,335	40	12,328
Equipment finance activity	6,572	6,698	5,947	5,398	4,983	13,270	10,319
Other noninterest income	8,467	7,789	11,603	12,291	11,111	16,256	19,269
Total noninterest income	68,911	64,023	68,959	69,709	88,711	132,934	154,589

Noninterest expense
Salaries and employee benefits	89,308	86,615	87,810	88,700	88,201	175,923	171,131
Occupancy and equipment	11,401	10,677	11,624	11,716	12,559	22,078	25,444
Data processing and communications expenses	15,366	14,855	14,631	15,221	15,193	30,221	29,847
Credit resolution-related expenses(1)	657	765	1,271	(110)	840	1,422	1,326
Advertising and marketing	3,745	2,883	2,730	3,959	3,456	6,628	5,923
Amortization of intangible assets	4,076	4,103	4,180	4,180	4,407	8,179	8,829
Other noninterest expenses	30,707	31,136	29,703	28,111	30,701	61,843	61,568
Total noninterest expense	155,260	151,034	151,949	151,777	155,357	306,294	304,068

Income before income tax expense	142,692	112,936	126,023	125,885	126,502	255,628	223,952
Income tax expense	32,858	25,001	31,647	26,673	35,717	57,859	58,855
Net income	$109,834	$87,935	$94,376	$99,212	$90,785	$197,769	$165,097

Diluted earnings per common share	$1.60	$1.27	$1.37	$1.44	$1.32	$2.87	$2.39

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2025	2025	2024	2024	2024
Assets
Cash and due from banks	$249,676	$253,289	$244,980	$231,515	$257,297
Interest-bearing deposits in banks	920,594	1,039,111	975,397	1,127,641	1,104,897
Debt securities available-for-sale, at fair value	1,871,298	1,943,011	1,671,260	1,441,552	1,531,047
Debt securities held-to-maturity, at amortized cost	176,487	173,757	164,677	161,220	148,538
Other investments	69,910	65,630	66,298	63,899	96,613
Loans held for sale	544,091	545,388	528,599	553,379	570,180

Loans, net of unearned income	21,041,497	20,706,644	20,739,906	20,964,981	20,992,603
Allowance for credit losses	(341,567)	(345,555)	(338,084)	(334,457)	(336,218)
Loans, net	20,699,930	20,361,089	20,401,822	20,630,524	20,656,385

Other real estate owned	1,825	863	2,433	9,482	2,213
Premises and equipment, net	211,434	207,895	209,460	210,931	213,255
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	62,582	66,658	70,761	74,941	79,120
Cash value of bank owned life insurance	414,381	410,890	408,574	460,699	376,458
Other assets	442,299	431,713	502,143	418,353	469,079
Total assets	$26,680,153	$26,514,940	$26,262,050	$26,399,782	$26,520,728

Liabilities
Deposits
Noninterest-bearing	$6,800,519	$6,744,781	$6,498,293	$6,670,320	$6,649,220
Interest-bearing	15,132,156	15,167,628	15,224,155	15,208,945	14,794,923
Total deposits	21,932,675	21,912,409	21,722,448	21,879,265	21,444,143
Other borrowings	376,700	276,744	291,788	346,446	946,413
Subordinated deferrable interest debentures	133,306	132,807	132,309	131,811	131,312
Other liabilities	319,794	369,178	363,983	360,892	432,246
Total liabilities	22,762,475	22,691,138	22,510,528	22,718,414	22,954,114

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	72,897	72,885	72,699	72,698	72,697
Capital stock	1,964,896	1,961,732	1,958,642	1,954,532	1,950,846
Retained earnings	2,023,493	1,927,489	1,853,428	1,772,989	1,684,218
Accumulated other comprehensive loss, net of tax	(6,886)	(14,430)	(30,119)	(15,724)	(38,020)
Treasury stock	(136,722)	(123,874)	(103,128)	(103,127)	(103,127)
Total shareholders' equity	3,917,678	3,823,802	3,751,522	3,681,368	3,566,614
Total liabilities and shareholders' equity	$26,680,153	$26,514,940	$26,262,050	$26,399,782	$26,520,728

Other Data
Earning assets	$24,623,877	$24,473,541	$24,146,137	$24,312,672	$24,443,878
Intangible assets	1,078,228	1,082,304	1,086,407	1,090,587	1,094,766
Interest-bearing liabilities	15,642,162	15,577,179	15,648,252	15,687,202	15,872,648
Average assets	26,757,322	26,229,423	26,444,894	26,442,984	25,954,808
Average common shareholders' equity	3,865,031	3,798,149	3,719,888	3,618,052	3,530,869

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Allowance for Credit Losses
Balance at beginning of period	$381,507	$368,663	$364,885	$366,852	$357,232	$368,663	$348,727

Provision for loan losses	3,110	16,519	12,657	6,313	25,348	19,629	50,871
Provision for unfunded commitments	(335)	5,373	148	(204)	(6,570)	5,038	(10,992)
Provision for other credit losses	(3)	—	3	(2)	(5)	(3)	(1)
Provision for credit losses	2,772	21,892	12,808	6,107	18,773	24,664	39,878

Charge-offs	14,227	15,383	17,460	15,352	16,845	29,610	35,302
Recoveries	7,129	6,335	8,430	7,278	7,692	13,464	13,549
Net charge-offs (recoveries)	7,098	9,048	9,030	8,074	9,153	16,146	21,753

Ending balance	$377,181	$381,507	$368,663	$364,885	$366,852	$377,181	$366,852

Allowance for loan losses	$341,567	$345,555	$338,084	$334,457	$336,218	$341,567	$336,218
Allowance for unfunded commitments	35,548	35,883	30,510	30,362	30,566	35,548	30,566
Allowance for other credit losses	66	69	69	66	68	66	68
Total allowance for credit losses	$377,181	$381,507	$368,663	$364,885	$366,852	$377,181	$366,852

Non-Performing Assets
Nonaccrual portfolio loans	$75,286	$86,229	$90,206	$87,339	$85,878	$75,286	$85,878
Other real estate owned	1,825	863	2,433	9,482	2,213	1,825	2,213
Repossessed assets	2	—	9	19	22	2	22
Accruing loans delinquent 90 days or more	8,415	14,930	17,733	12,234	15,909	8,415	15,909
Non-performing portfolio assets	$85,528	$102,022	$110,381	$109,074	$104,022	$85,528	$104,022
Serviced GNMA-guaranteed mortgage nonaccrual loans	11,733	13,441	12,012	8,168	93,520	11,733	93,520
Total non-performing assets	$97,261	$115,463	$122,393	$117,242	$197,542	$97,261	$197,542

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.32%	0.38%	0.42%	0.41%	0.39%	0.32%	0.39%
Total non-performing assets as a percent of total assets	0.36%	0.44%	0.47%	0.44%	0.74%	0.36%	0.74%
Net charge-offs as a percent of average loans (annualized)	0.14%	0.18%	0.17%	0.15%	0.18%	0.16%	0.21%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2025	2025	2024	2024	2024
Loans by Type
Commercial and industrial	$3,184,211	$3,075,971	$2,953,135	$2,949,957	$2,860,973
Consumer	209,990	213,902	221,735	221,201	234,122
Mortgage warehouse	1,092,475	891,412	965,053	985,910	1,070,921
Municipal	436,759	429,227	441,408	449,561	454,967
Premium Finance	1,294,293	1,176,309	1,155,614	1,246,452	1,151,261
Real estate - construction and development	1,485,842	1,842,431	1,998,506	2,232,114	2,336,987
Real estate - commercial and farmland	8,877,750	8,574,626	8,445,958	8,249,981	8,103,634
Real estate - residential	4,460,177	4,502,766	4,558,497	4,629,805	4,779,738
Total loans	$21,041,497	$20,706,644	$20,739,906	$20,964,981	$20,992,603

Loans by Risk Grade
Pass	$20,820,888	$20,468,496	$20,457,340	$20,676,342	$20,623,416
Other assets especially mentioned	66,677	73,783	110,936	124,479	115,477
Substandard	153,932	164,365	171,630	164,160	253,710
Total loans	$21,041,497	$20,706,644	$20,739,906	$20,964,981	$20,992,603

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Earning Assets
Interest-bearing deposits in banks	$951,851	$980,164	$899,162	$997,308	$899,866	$965,930	$911,855
Debt securities - taxable	2,117,596	1,998,226	1,761,984	1,733,418	1,663,841	2,058,241	1,631,773
Debt securities - nontaxable	41,299	41,391	41,494	41,496	41,396	41,344	41,341
Loans held for sale	730,770	565,531	795,904	575,461	491,000	648,607	407,175
Loans	20,928,825	20,620,777	20,868,216	21,023,629	20,820,361	20,775,652	20,570,520
Total Earning Assets	$24,770,341	$24,206,089	$24,366,760	$24,371,312	$23,916,464	$24,489,774	$23,562,664

Deposits
Noninterest-bearing deposits	$6,766,557	$6,522,784	$6,684,851	$6,622,952	$6,558,427	$6,645,340	$6,480,864
NOW accounts	3,939,802	3,988,458	3,888,404	3,753,528	3,824,538	3,963,995	3,827,257
MMDA	6,918,382	6,911,554	6,864,265	6,508,770	6,251,719	6,914,988	6,102,054
Savings accounts	766,331	767,148	761,980	765,909	781,588	766,738	788,738
Retail CDs	2,393,402	2,436,974	2,474,804	2,478,875	2,430,416	2,415,067	2,404,547
Brokered CDs	1,145,043	962,768	1,057,808	1,493,352	1,167,174	1,054,409	1,274,278
Total Deposits	21,929,517	21,589,686	21,732,112	21,623,386	21,013,862	21,760,537	20,877,738
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	—	1	—	—
FHLB advances	326,054	149,537	215,116	358,332	548,251	238,283	383,920
Other borrowings	193,492	193,494	279,961	298,073	307,449	193,493	307,829
Subordinated deferrable interest debentures	133,043	132,544	132,048	131,547	131,050	132,795	130,801
Total Non-Deposit Funding	652,589	475,575	627,125	787,952	986,751	564,571	822,550
Total Funding	$22,582,106	$22,065,261	$22,359,237	$22,411,338	$22,000,613	$22,325,108	$21,700,288

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Interest Income
Interest-bearing deposits in banks	$10,715	$10,789	$11,260	$13,633	$12,376	$21,504	$25,013
Debt securities - taxable	20,696	18,492	15,923	15,555	16,948	39,188	30,040
Debt securities - nontaxable (TE)	423	416	427	426	423	839	841
Loans held for sale	11,578	9,045	11,853	9,142	8,189	20,623	13,537
Loans (TE)	305,154	295,964	307,852	317,358	310,347	601,118	609,254
Total Earning Assets	$348,566	$334,706	$347,315	$356,114	$348,283	$683,272	$678,685

Interest Expense
Interest-Bearing Deposits
NOW accounts	$18,144	$18,306	$19,099	$20,535	$21,020	$36,450	$41,594
MMDA	53,469	52,261	57,160	61,620	58,332	105,730	112,285
Savings accounts	826	830	850	960	984	1,656	1,970
Retail CDs	21,852	23,245	25,610	26,775	25,711	45,097	50,287
Brokered CDs	12,505	10,573	12,837	19,808	15,198	23,078	33,283
Total Interest-Bearing Deposits	106,796	105,215	115,556	129,698	121,245	212,011	239,419
Non-Deposit Funding
FHLB advances	3,508	1,362	2,393	4,443	7,167	4,870	9,745
Other borrowings	2,499	2,350	3,346	3,514	3,574	4,849	7,453
Subordinated deferrable interest debentures	3,022	3,012	3,247	3,431	3,416	6,034	6,849
Total Non-Deposit Funding	9,029	6,724	8,986	11,388	14,157	15,753	24,047
Total Interest-Bearing Funding	$115,825	$111,939	$124,542	$141,086	$135,402	$227,764	$263,466

Net Interest Income (TE)	$232,741	$222,767	$222,773	$215,028	$212,881	$455,508	$415,219

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2025	2025	2024	2024	2024	2025	2024
Earning Assets
Interest-bearing deposits in banks	4.52%	4.46%	4.98%	5.44%	5.53%	4.49%	5.52%
Debt securities - taxable	3.92%	3.75%	3.60%	3.57%	4.10%	3.84%	3.70%
Debt securities - nontaxable (TE)	4.11%	4.08%	4.09%	4.08%	4.11%	4.09%	4.09%
Loans held for sale	6.35%	6.49%	5.92%	6.32%	6.71%	6.41%	6.69%
Loans (TE)	5.85%	5.82%	5.87%	6.01%	6.00%	5.83%	5.96%
Total Earning Assets	5.64%	5.61%	5.67%	5.81%	5.86%	5.63%	5.79%

Interest-Bearing Deposits
NOW accounts	1.85%	1.86%	1.95%	2.18%	2.21%	1.85%	2.19%
MMDA	3.10%	3.07%	3.31%	3.77%	3.75%	3.08%	3.70%
Savings accounts	0.43%	0.44%	0.44%	0.50%	0.51%	0.44%	0.50%
Retail CDs	3.66%	3.87%	4.12%	4.30%	4.25%	3.77%	4.21%
Brokered CDs	4.38%	4.45%	4.83%	5.28%	5.24%	4.41%	5.25%
Total Interest-Bearing Deposits	2.83%	2.83%	3.06%	3.44%	3.37%	2.83%	3.34%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%	—%	—%
FHLB advances	4.32%	3.69%	4.43%	4.93%	5.26%	4.12%	5.10%
Other borrowings	5.18%	4.93%	4.75%	4.69%	4.68%	5.05%	4.87%
Subordinated deferrable interest debentures	9.11%	9.22%	9.78%	10.38%	10.48%	9.16%	10.53%
Total Non-Deposit Funding	5.55%	5.73%	5.70%	5.75%	5.77%	5.63%	5.88%
Total Interest-Bearing Liabilities	2.94%	2.92%	3.16%	3.55%	3.53%	2.93%	3.48%

Net Interest Spread	2.70%	2.69%	2.51%	2.26%	2.33%	2.70%	2.31%

Net Interest Margin(2)	3.77%	3.73%	3.64%	3.51%	3.58%	3.75%	3.54%

Total Cost of Funds(3)	2.06%	2.06%	2.22%	2.50%	2.48%	2.06%	2.44%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2025	2025	2024	2024	2024	2025	2024
Net income available to common shareholders	$109,834	$87,935	$94,376	$99,212	$90,785	$197,769	$165,097

Adjustment items:
Gain on sale of MSR	(356)	14	(536)	(5,245)	(4,713)	(342)	(4,713)
Gain on conversion of Visa Class B-1 stock	—	—	—	—	(12,554)	—	(12,554)
Gain on BOLI proceeds	—	(11)	—	—	(466)	(11)	(1,464)
FDIC special assessment	(138)	138	(559)	—	(895)	—	2,014
Natural disaster expenses	—	—	400	150	—	—	—
Loss on disposition of bank premises	—	—	1,203	—	—	—	—
Tax effect of adjustment items (Note 1)	104	(32)	(107)	1,070	3,814	72	3,203
After tax adjustment items	(390)	109	401	(4,025)	(14,814)	(281)	(13,514)
Tax expense attributable to BOLI restructuring	—	—	301	—	4,792	—	4,792
Adjusted net income	$109,444	$88,044	$95,078	$95,187	$80,763	$197,488	$156,375

Weighted average number of shares - diluted	68,796,577	69,030,331	69,128,946	69,066,298	69,013,834	68,912,750	69,010,010
Net income per diluted share	$1.60	$1.27	$1.37	$1.44	$1.32	$2.87	$2.39
Adjusted net income per diluted share	$1.59	$1.28	$1.38	$1.38	$1.17	$2.87	$2.27

Average assets	$26,757,322	$26,229,423	$26,444,894	$26,442,984	$25,954,808	$26,494,831	$25,624,948
Return on average assets	1.65%	1.36%	1.42%	1.49%	1.41%	1.51%	1.30%
Adjusted return on average assets	1.64%	1.36%	1.43%	1.43%	1.25%	1.50%	1.23%

Average common equity	$3,865,031	$3,798,149	$3,719,888	$3,618,052	$3,530,869	$3,831,775	$3,496,870
Average tangible common equity	$2,784,819	$2,713,847	$2,631,452	$2,525,421	$2,433,958	$2,749,529	$2,397,751
Return on average common equity	11.40%	9.39%	10.09%	10.91%	10.34%	10.41%	9.49%
Return on average tangible common equity	15.82%	13.14%	14.27%	15.63%	15.00%	14.50%	13.85%
Adjusted return on average tangible common equity	15.76%	13.16%	14.37%	14.99%	13.35%	14.48%	13.12%

Note 1: Tax effect is calculated utilizing a 21% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio (TE)	Table 9B
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Adjusted Noninterest Expense
Total noninterest expense	$155,260	$151,034	$151,949	$151,777	$155,357	$306,294	$304,068
Adjustment items:
FDIC special assessment	138	(138)	559	—	895	—	(2,014)
Natural disaster expenses	—	—	(400)	(150)	—	—	—
Loss on disposition of bank premises	—	—	(1,203)	—	—	—	—
Adjusted noninterest expense	$155,398	$150,896	$150,905	$151,627	$156,252	$306,294	$302,054

Total Revenue
Net interest income	$231,813	$221,839	$221,821	$214,060	$211,921	$453,652	$413,309
Noninterest income	68,911	64,023	68,959	69,709	88,711	132,934	154,589
Total revenue	$300,724	$285,862	$290,780	$283,769	$300,632	$586,586	$567,898

Adjusted Total Revenue
Net interest income (TE)	$232,741	$222,767	$222,773	$215,028	$212,881	$455,508	$415,219
Noninterest income	68,911	64,023	68,959	69,709	88,711	132,934	154,589
Total revenue (TE)	301,652	286,790	291,732	284,737	301,592	588,442	569,808
Adjustment items:
(Gain) loss on securities	—	(40)	16	8	(12,335)	(40)	(12,328)
Gain on sale of MSR	(356)	14	(536)	(5,245)	(4,713)	(342)	(4,713)
Gain on BOLI proceeds	—	(11)	—	—	(466)	(11)	(1,464)
Adjusted total revenue (TE)	$301,296	$286,753	$291,212	$279,500	$284,078	$588,049	$551,303

Efficiency ratio	51.63%	52.83%	52.26%	53.49%	51.68%	52.22%	53.54%
Adjusted efficiency ratio (TE)	51.58%	52.62%	51.82%	54.25%	55.00%	52.09%	54.79%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2025	2025	2024	2024	2024	2025	2024
Total shareholders' equity	$3,917,678	$3,823,802	$3,751,522	$3,681,368	$3,566,614	$3,917,678	$3,566,614
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	62,582	66,658	70,761	74,941	79,120	62,582	79,120
Total tangible shareholders' equity	$2,839,450	$2,741,498	$2,665,115	$2,590,781	$2,471,848	$2,839,450	$2,471,848

Period end number of shares	68,711,043	68,910,924	69,068,609	69,067,019	69,066,573	68,711,043	69,066,573
Book value per share (period end)	$57.02	$55.49	$54.32	$53.30	$51.64	$57.02	$51.64
Tangible book value per share (period end)	$41.32	$39.78	$38.59	$37.51	$35.79	$41.32	$35.79

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets	Table 9D
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands except per share data)	2025	2025	2024	2024	2024
Total shareholders' equity	$3,917,678	$3,823,802	$3,751,522	$3,681,368	$3,566,614
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	62,582	66,658	70,761	74,941	79,120
Total tangible shareholders' equity	$2,839,450	$2,741,498	$2,665,115	$2,590,781	$2,471,848

Total assets	$26,680,153	$26,514,940	$26,262,050	$26,399,782	$26,520,728
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	62,582	66,658	70,761	74,941	79,120
Total tangible assets	$25,601,925	$25,432,636	$25,175,643	$25,309,195	$25,425,962

Equity to Assets	14.68%	14.42%	14.28%	13.94%	13.45%
Tangible Common Equity to Tangible Assets	11.09%	10.78%	10.59%	10.24%	9.72%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Retail Mortgage Division
Net interest income	$22,031	$21,844	$23,714	$23,553	$23,742	$43,875	$47,029
Provision for credit losses	1,010	5,191	(2,503)	254	(2,882)	6,201	(550)
Noninterest income	37,726	34,729	36,623	41,498	50,145	72,455	88,910
Noninterest expense
Salaries and employee benefits	24,358	20,995	22,876	23,233	25,254	45,353	46,327
Occupancy and equipment expenses	811	829	951	957	1,008	1,640	2,057
Data processing and telecommunications expenses	1,391	1,297	1,222	1,184	1,276	2,688	2,642
Other noninterest expenses	12,496	11,963	12,118	12,164	13,397	24,459	25,927
Total noninterest expense	39,056	35,084	37,167	37,538	40,935	74,140	76,953
Income before income tax expense	19,691	16,298	25,673	27,259	35,834	35,989	59,536
Income tax expense	4,135	3,423	5,391	5,724	7,525	7,558	12,503
Net income	$15,556	$12,875	$20,282	$21,535	$28,309	$28,431	$47,033

Warehouse Lending Division
Net interest income	$7,091	$5,902	$6,640	$7,812	$6,292	$12,993	$12,320
Provision for credit losses	369	(175)	(59)	(170)	359	194	504
Noninterest income	1,893	554	676	1,765	1,028	2,447	1,768
Noninterest expense
Salaries and employee benefits	618	552	583	621	1,124	1,170	2,012
Occupancy and equipment expenses	7	7	6	6	7	14	14
Data processing and telecommunications expenses	59	38	44	32	59	97	84
Other noninterest expenses	96	270	224	217	298	366	535
Total noninterest expense	780	867	857	876	1,488	1,647	2,645
Income before income tax expense	7,835	5,764	6,518	8,871	5,473	13,599	10,939
Income tax expense	1,646	1,210	1,369	1,863	1,149	2,856	2,297
Net income	$6,189	$4,554	$5,149	$7,008	$4,324	$10,743	$8,642

Premium Finance Division
Net interest income	$11,190	$9,880	$10,390	$10,060	$8,350	$21,070	$15,955
Provision for credit losses	716	456	517	457	408	1,172	(91)
Noninterest income	17	16	13	11	11	33	21
Noninterest expense
Salaries and employee benefits	2,331	2,352	2,029	2,212	1,900	4,683	3,953
Occupancy and equipment expenses	36	37	51	28	70	73	146
Data processing and telecommunications expenses	91	129	106	83	102	220	181
Other noninterest expenses	1,115	969	1,173	1,140	1,095	2,084	2,123
Total noninterest expense	3,573	3,487	3,359	3,463	3,167	7,060	6,403
Income before income tax expense	6,918	5,953	6,527	6,151	4,786	12,871	9,664
Income tax expense	1,410	1,214	1,334	1,254	953	2,624	1,937
Net income	$5,508	$4,739	$5,193	$4,897	$3,833	$10,247	$7,727

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2025	2025	2024	2024	2024	2025	2024
Banking Division
Net interest income	$191,501	$184,213	$181,077	$172,635	$173,537	$375,714	$338,005
Provision for credit losses	677	16,420	14,853	5,566	20,888	17,097	40,015
Noninterest income	29,275	28,724	31,647	26,435	37,527	57,999	63,890
Noninterest expense
Salaries and employee benefits	62,001	62,716	62,322	62,634	59,923	124,717	118,839
Occupancy and equipment expenses	10,547	9,804	10,616	10,725	11,474	20,351	23,227
Data processing and telecommunications expenses	13,825	13,391	13,259	13,922	13,756	27,216	26,940
Other noninterest expenses	25,478	25,685	24,369	22,619	24,614	51,163	49,061
Total noninterest expense	111,851	111,596	110,566	109,900	109,767	223,447	218,067
Income before income tax expense	108,248	84,921	87,305	83,604	80,409	193,169	143,813
Income tax expense	25,667	19,154	23,553	17,832	26,090	44,821	42,118
Net income	$82,581	$65,767	$63,752	$65,772	$54,319	$148,348	$101,695

Total Consolidated
Net interest income	$231,813	$221,839	$221,821	$214,060	$211,921	$453,652	$413,309
Provision for credit losses	2,772	21,892	12,808	6,107	18,773	24,664	39,878
Noninterest income	68,911	64,023	68,959	69,709	88,711	132,934	154,589
Noninterest expense
Salaries and employee benefits	89,308	86,615	87,810	88,700	88,201	175,923	171,131
Occupancy and equipment expenses	11,401	10,677	11,624	11,716	12,559	22,078	25,444
Data processing and telecommunications expenses	15,366	14,855	14,631	15,221	15,193	30,221	29,847
Other noninterest expenses	39,185	38,887	37,884	36,140	39,404	78,072	77,646
Total noninterest expense	155,260	151,034	151,949	151,777	155,357	306,294	304,068
Income before income tax expense	142,692	112,936	126,023	125,885	126,502	255,628	223,952
Income tax expense	32,858	25,001	31,647	26,673	35,717	57,859	58,855
Net income	$109,834	$87,935	$94,376	$99,212	$90,785	$197,769	$165,097